                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT [X]       FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

--------------------------------------------------------------------------------

Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             DM Management Company
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

--------------------------------------------------------------------------------

                                 DM  MANAGEMENT

--------------------------------------------------------------------------------

                             DM MANAGEMENT COMPANY

                          NOTICE OF ANNUAL MEETING OF
                                  SHAREHOLDERS
                           TO BE HELD ON MAY 8, 1997

                                      AND

                                PROXY STATEMENT

--------------------------------------------------------------------------------

                                   IMPORTANT
                     PLEASE MARK, SIGN AND DATE YOUR PROXY
                AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE.

      D     M        M     A     N     A     G     E     M     E     N     T


                                                                  April 10, 1997

Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of DM Management Company. The meeting will be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, 16th Floor, Boston, Massachusetts on Thursday, May 8, 1997, beginning at 10:00 A.M., local time.

     As a stockholder, your vote is important. We encourage you to execute and return your proxy promptly whether you plan to attend the meeting or not so that we may have as many shares as possible represented at the meeting. Returning your completed proxy will not prevent you from voting in person at the meeting prior to the proxy's exercise if you wish to do so.

     Thank you for your cooperation, continued support and interest in DM Management Company.

                                            Sincerely,
                                            /s/ Gordon R. Cooke
                                            Gordon R. Cooke
                                            President and Chief Executive
                                            Officer

25 RECREATION PARK DRIVE, SUITE 200, HINGHAM, MA 02043 * 617 740-2718
* FAX 617 749-8523
WINTERBROOK WAY, RT. 104, MEREDITH, NH 03253 * 603 279-7051 * 603 279-6297

                             DM MANAGEMENT COMPANY

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 8, 1997

     Notice is hereby given that the Annual Meeting of Stockholders of DM Management Company (the "Company") will be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, 16th Floor, Boston, Massachusetts on Thursday, May 8, 1997, beginning at 10:00 A.M., local time for the following purposes:

     1. To fix the number of directors that shall constitute the whole Board of Directors of the Company at six;

     2. To consider and vote upon the election of two Class A Directors, one Class B Director and one Class C Director;

     3. To act upon a proposal to amend the 1993 Incentive and Nonqualified Stock Option Plan to increase the number of shares of Common Stock that may be issued pursuant to options granted thereunder from 700,000 to 1,200,000;

     4. To act upon a proposal to amend the 1993 Incentive and Nonqualified Stock Option Plan further to alter the formula stock option grants thereunder to non-employee directors of the Company; and

     5. To transact such further business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 3, 1997 as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

                                            By Order of the Board of Directors,
                                            /s/ David R. Pierson
                                            David R. Pierson
                                            Secretary

Boston, Massachusetts
April 10, 1997

                             YOUR VOTE IS IMPORTANT

             PLEASE SIGN AND RETURN THE ENCLOSED PROXY, WHETHER OR
                   NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

                             DM MANAGEMENT COMPANY
                            25 RECREATION PARK DRIVE
                          HINGHAM, MASSACHUSETTS 02043
                                 (617) 740-2718

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 8, 1997

     This Proxy Statement and the enclosed form of proxy are being mailed to stockholders on or about April 10, 1997 in connection with the solicitation by the Board of Directors of DM Management Company (the "Company") of proxies to be used at the Annual Meeting of Stockholders of the Company, to be held on Thursday, May 8, 1997, and at any and all adjournments thereof (the "Annual Meeting"). When proxies are returned properly executed, the shares represented will be voted in accordance with the stockholders' directions. Stockholders are encouraged to vote on the matters to be considered. However, if no choice has been specified by a stockholder, the shares will be voted as recommended by management. Any stockholder may revoke his proxy at any time before it has been exercised by providing the Company with a later dated proxy, by notifying the Company's Secretary in writing or by orally notifying the Company in person.

     The Board of Directors of the Company (the "Board") has fixed the close of business on April 3, 1997, as the record date for the determination of the stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. Only stockholders of record on such date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. At the close of business on the record date, there were issued and outstanding 4,534,157 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), entitled to cast 4,534,157 votes.

     The By-Laws of the Company provide that the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly signed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum. Abstentions and broker non-votes with respect to particular proposals will not affect the determination of a quorum. Thus, shares voted to abstain as to a particular matter, or as to which a nominee (such as a broker holding shares in street name for a beneficial owner) has no voting authority in respect of a particular matter, shall be deemed present for purposes of determining a quorum. Any stockholder who attends the Annual Meeting may not withhold his shares from the quorum count by declaring such shares absent from the Annual Meeting.

     Passage of the proposal to fix the number of directors constituting the whole Board requires the approval of a majority of the votes properly cast. Abstentions and broker non-votes as to this proposal do not count as votes for or against the proposal. The Class A, B and C Directors will be elected by a plurality of the votes properly cast. Abstentions and broker non-votes as to this election do not count as votes for or against such election. The affirmative vote of a majority of the shares of Common Stock properly cast at the Annual Meeting will be necessary to approve each of the proposals to amend the Company's 1993 Incentive and Nonqualified Stock Option Plan (the "1993 Stock Option Plan"). Abstentions as to each of these proposals will count as being present and represented at the Special Meeting and entitled to vote, and will be included in calculating the number of votes cast on these proposals (and thus will have the effect of "no" votes). Broker non-votes will not be included in calculating the number of votes cast on these proposals.

     Votes will be tabulated by the Company's transfer agent, State Street Bank and Trust Company.

                            PROPOSALS ONE AND TWO --
              FIXING NUMBER OF DIRECTORS AND ELECTION OF DIRECTORS

     The Company's By-Laws provide for a Board of Directors consisting of from two to seven members. Within such limits, the number of directors constituting the whole Board is determined by the stockholders at the annual meeting of stockholders, and may be increased or decreased by the stockholders or the directors from time to time. The Board is divided into three classes, labeled Class A, Class B and Class C, each containing, insofar as possible, an equal number of directors. Directors are elected to serve for three-year terms, and until their respective successors are duly elected and qualified, with the term of one of the three classes expiring each year at the Company's annual meeting or special meeting in lieu thereof.

     The number of directors constituting the whole Board is currently fixed at four, and the Board currently consists of two Class A Directors, one Class B Director and one Class C Director.

     The terms of the Company's two Class A Directors, William E. Engbers and Samuel L. Shanaman, will expire at the Annual Meeting. The Company's current Class B Director is Walter J. Levison. His term as a director will expire at the Company's 1998 annual meeting of stockholders or special meeting in lieu thereof. The Company's current Class C director is Gordon R. Cooke. His term as a director will expire at the Company's 1999 annual meeting of stockholders or special meeting in lieu thereof.

     The Board has recommended that the number of directors constituting the whole Board be fixed at six and has nominated Mr. Engbers and Mr. Shanaman for election as Class A Directors, to serve until the Company's 2000 annual meeting of stockholders or special meeting in lieu thereof, and until their successors are duly elected and qualified. The Board has also nominated Ruth M. Owades for election as a Class B Director, to serve until the Company's 1998 annual meeting of stockholders or special meeting in lieu thereof, and until her successor is duly elected and qualified, and Thomas J. Litle for election as a Class C Director, to serve until the Company's 1999 annual meeting of stockholders or special meeting in lieu thereof, and until his successor is duly elected and qualified.

     The nominees have agreed to serve as Directors if elected, and the Company has no reason to believe that they will be unable to serve. In the event that any of them is unable or declines to serve as director at the time of the Annual Meeting, proxies may be voted for such other nominee as is then designated by the Board.

     THE BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL TO FIX THE NUMBER OF DIRECTORS AT SIX AND FOR THE ELECTION OF MR. ENGBERS AND MR. SHANAMAN AS CLASS A DIRECTORS, MS. OWADES AS A CLASS B DIRECTOR AND MR. LITLE AS A CLASS C DIRECTOR OF THE COMPANY.

                               PROPOSAL THREE --
              AMENDMENT TO THE 1993 STOCK OPTION PLAN TO INCREASE
            THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED
                     PURSUANT TO OPTIONS GRANTED THEREUNDER

     The 1993 Stock Option Plan currently provides that the total number of shares of Common Stock that may be issued pursuant to options granted under the 1993 Stock Option Plan shall not exceed 700,000 (subject to adjustment upon certain changes in capitalization of the Company). The Company is proposing that the 1993 Stock Option Plan be amended to increase the number of shares of Common Stock that may be issued pursuant to options granted thereunder from 700,000 to 1,200,000. Currently, only 44,318 shares remain available for issuance pursuant to new options to be granted under the 1993 Stock Option Plan, too few to cover the automatic formula stock option grants that would be made to Mr. Litle and Ms. Owades, the two nominees for new Outside Director positions, if they are elected at the Annual Meeting. Additional shares are also required to cover the annual option grants to Outside Directors that will automatically be made under the 1993 Stock Option Plan if Proposal Four is adopted. See "Proposal
Four -- Amendment To The 1993 Stock Option Plan To Alter The Formula Stock Option Grants To Outside Directors." The Company also believes that it is desirable to have additional shares available to cover future option grants to employees, and that increasing the number of shares available under the 1993 Stock Option Plan will further align the interests of shareholders and management and will assist the Company in attracting and retaining key executives.

     The Board has authorized the amendment of the 1993 Stock Option Plan to increase the number of shares available for issuance thereunder, but this amendment will be effective only if this Proposal Three is approved by the stockholders of the Company. See "Remuneration Of Executive Officers And Directors -- Benefit Plans" for a description of the material features of the 1993 Stock Option Plan, the classes of persons eligible to participate therein, the approximate number of persons in each such class and the basis of such participation and "Proposal Four -- Amendment To The 1993 Stock Option Plan To Alter The Formula Stock Option Grants To Outside Directors" for a description of certain proposed changes to the formula stock option grant provisions for members of the Board of Directors who are not employees of the Company or any parent or subsidiary of the Company ("Outside Directors"). Under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), stockholder approval of this amendment is necessary for stock options issuable under the 1993 Stock Option Plan to qualify as incentive stock options. Stockholder approval is also required to qualify compensation received under the 1993 Stock Option Plan as "performance-based compensation" for purposes of Section 162(m) of the Code.

     The Company intends to file, as soon as practicable, a Registration Statement under the Securities Act of 1933 covering the additional 500,000 shares of Common Stock issuable under the 1993 Stock Option Plan if Proposal Three is approved by the stockholders of the Company.

     The full text of the 1993 Stock Option Plan as proposed to be amended is printed as Appendix A, beginning on page A-1.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL TO AMEND THE 1993 STOCK OPTION PLAN.

                                PROPOSAL FOUR --
              AMENDMENT TO THE 1993 STOCK OPTION PLAN TO ALTER THE
                FORMULA STOCK OPTION GRANTS TO OUTSIDE DIRECTORS

     The Company is proposing to amend the 1993 Stock Option Plan to alter the formula stock option grants to Outside Directors.

     The 1993 Stock Option Plan currently provides that each new Outside Director shall automatically be granted, on the date such person first becomes a member of the Board, a nonqualified stock option to purchase 24,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock (determined in accordance with the terms of the 1993 Stock Option Plan) on the date of option grant. Such option is immediately vested and exercisable as to one-third of such shares, vests and becomes exercisable as to the remaining two-thirds of such shares cumulatively in two equal annual installments on the first and second anniversaries of the date the option is granted, provided that the option holder continues to serve as a director immediately following such annual meeting or special meeting in lieu thereof, and expires five years from the date of grant. As amended, the 1993 Stock Option Plan would change the terms of any such options granted to Outside Directors who first join the Board at the Annual Meeting or thereafter so that each such option would have a seven-year term, and so that in the event that a "Qualified Sale" occurred before the expiration date of the option, and immediately prior to the closing of such Qualified Sale the holder of the option was a member of the Board of Directors of the Company, then immediately prior to such closing the option would become exercisable as to a number of shares subject to the option, up to 100%, equal to two times the number of shares as to which the option otherwise would have been exercisable immediately prior to such closing. For such purposes, a "Qualified Sale" means the sale of all or substantially all of the assets or issued and outstanding capital stock of the Company, or a merger or consolidation involving the Company in which the stockholders of the Company immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than fifty percent in voting power of the capital stock or other equity interests of such surviving corporation or entity outstanding immediately after such merger or consolidation.

     As amended, the 1993 Stock Option Plan would also provide for additional formula stock option grants to Outside Directors as follows: Each Outside Director who has served for at least six months and who continues to serve at each annual meeting or special meeting in lieu thereof beginning with the Annual Meeting shall automatically be granted, on the date of such meeting, a nonqualified stock option to purchase 5,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock (determined in accordance with the terms of the 1993 Stock Option Plan) on the date of option grant. Such option would be immediately vested in full and would expire seven years from the date of grant.

     The purpose of the proposed amendments to the 1993 Stock Option Plan is to encourage ownership of capital stock of the Company by Outside Directors in order to help the Company attract and retain persons of exceptional competence to the Company's Board of Directors and to furnish an added incentive for such Outside Directors to increase their efforts on behalf of the Company. The Board has authorized this amendment, but this amendment will be effective only if both Proposal Three and this Proposal Four are approved by the stockholders of the Company.

     The full text of the 1993 Stock Option Plan as proposed to be amended is printed as Appendix A, beginning on page A-1.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL TO AMEND THE 1993 STOCK OPTION PLAN.

            INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

     None of the directors or executive officers of the Company has any interest in the adoption of Proposal Three or Proposal Four except as follows:

     (1) If both Proposal Three and Proposal Four are approved, the nonqualified stock option to purchase 24,000 shares of Common Stock that would automatically be granted to each of Thomas J. Litle and Ruth M. Owades, the two nominees for election as new Outside Directors, would have a seven-year term and provide for accelerated vesting in the event of a "Qualified Sale" as described above. In addition, William E. Engbers and Walter J. Levison, the Company's two current Outside Directors, each would automatically be granted an additional nonqualified stock option to purchase 5,000 shares of Common Stock at the Annual Meeting (assuming they continue to serve at the time of such meeting), and all of the Company's Outside Directors would receive a nonqualified option to purchase 5,000 shares of Common Stock in connection with future annual meetings or special meetings in lieu thereof (assuming they continue to serve at the time of such meeting). See "Proposal
         Four -- Amendment To The 1993 Stock Plan To Alter The Formula Stock Option Grants To Outside Directors" for a description of these options.

     (2) In the future, the Company's directors (other than Outside Directors) and executive officers might, in the discretion of the Compensation Committee, be granted stock options under the 1993 Stock Option Plan which are exercisable for some portion of the additional shares proposed to be made available for option grants under Proposal Three.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth certain information concerning each director and nominee for election as a director and each executive officer of the
Company:

            NAME              AGE                             POSITION
----------------------------  ---     ---------------------------------------------------------
Gordon R. Cooke.............  51      President, Chief Executive Officer and Director
Samuel L. Shanaman..........  55      Executive Vice President, Chief Operating Officer, Chief
                                        Financial Officer and Director
David E. Brown..............  48      Vice President -- Creative Director
Olga L. Conley..............  38      Vice President of Finance and Treasurer
John J. Hayes...............  41      Executive Vice President of Marketing
Patricia C. Lee.............  33      Vice President -- J. Jill
Carol A. Maher..............  55      Vice President of Human Resources
Stephanie B. Noble..........  42      Senior Vice President -- Nicole Summers
Patricia C. Selander........  39      Vice President of Inventory Management
William E. Engbers(1).......  54      Director
Walter J. Levison(2)........  78      Director
Thomas J. Litle.............  56      Nominee for election as a Director
Ruth M. Owades..............  49      Nominee for election as a Director

---------------
(1) Chairman of Audit Committee, member of Compensation Committee.

(2) Chairman of Compensation Committee, member of Audit Committee.

     GORDON R. COOKE has been President and Chief Executive Officer of the Company and a director since joining the Company in December 1995. Mr. Cooke served as President of Time-Warner Interactive Merchandising, a division of Time Warner Inc., from November 1993 until December 1995, and as President of Bloomingdale's By Mail, a division of Federated Department Stores, Inc., from April 1991 until October 1993.

     SAMUEL L. SHANAMAN has been Executive Vice President, Chief Operating Officer and Chief Financial Officer of the Company since December 1995 and a director since July 1990. He served as President and Chief Executive Officer of the Company from June 1994 until December 1995. Before that he served in a variety of positions, including Vice President -- Finance, Chief Financial Officer, Executive Vice President and Chief Operating Officer. Mr. Shanaman joined the Company in June 1990.

     DAVID E. BROWN joined the Company in March 1997 as Vice
President -- Creative Director. From September 1992 until March 1997 he was employed by Structure, a division of The Limited, Inc., first as Art Director and later as Creative Director. From September 1990 until September 1992 he was employed by Hanover Direct, Inc., first as Vice President, Advertising and later as Vice President, Creative Director, Home Group.

     OLGA L. CONLEY has been Vice President of Finance since June 1996 and Treasurer since August 1993. She joined the Company in October 1991 as Director of Financial Services.

     JOHN J. HAYES has served as Executive Vice President of Marketing since joining the Company in May 1996. From September 1990 until May 1996, Mr. Hayes served as Vice President, Marketing and Catalog Production, of Bloomingdale's By Mail, a division of Federated Department Stores, Inc.

     PATRICIA C. LEE has been Vice President -- J. Jill since December 1996. She joined the Company in December 1991 as a buyer, and served as Director of Merchandising from November 1994 until December 1996.

     CAROL A. MAHER has been Vice President of Human Resources since June 1996. She served as Director of Human Resources from joining the Company in December 1992 until June 1996. From January 1987 until

December 1992 she was Director of Human Resources for Child World, Inc., a subsidiary of Cole National Corporation.

     STEPHANIE B. NOBLE has been Senior Vice President -- Nicole Summers since December 1996. She joined the Company in April 1988 as Director of Merchandising and served as Vice President of Merchandising from April 1989 until December 1996.

     PATRICIA C. SELANDER joined the Company in January 1993 as Director of Inventory Control and became Vice President of Inventory Management in October 1995. From September 1977 to January 1993, Ms. Selander was employed by Talbots, where she held several positions, including Retail Planner, Sportswear Division and Manager of Catalog Merchandise Systems.

     WILLIAM E. ENGBERS has been a director of the Company since July 1990. Mr. Engbers currently serves as Director, Venture Capital of Allstate Insurance Company, which he joined in June 1989. Mr. Engbers is a director of Applied Biometrics, Inc. and La Jolla Pharmaceutical Company.

     WALTER J. LEVISON has been a director of the Company since March 1992. Since October 1982, Mr. Levison has been a general partner of the Aegis Venture Funds, a group of venture capital funds based in the Boston, Massachusetts area. He is also a director of Davox Corporation.

     THOMAS J. LITLE is a nominee for election as a Class C Director of the Company. From 1995 to the present, Mr. Litle has been the Chairman of LitleNet LLC, a company which he founded and which provides direct commerce connection and information sharing services to the direct marketing industry. From 1985 to 1995, he was Chairman and Chief Executive Officer of Litle & Company, which provided information sharing, payment processing and electronic network services for the direct marketing industry. Mr. Litle is a director of SkyMall, Inc. and the Direct Marketing Association.

     RUTH M. OWADES is a nominee for election as a Class B Director of the Company. From 1987 to the present, Ms. Owades has been President and Chief Executive Officer of Calyx & Corolla, a catalog business which she founded and which offers American consumers fresh-cut flowers and plants all year round.

     The Company's executive officers are elected by the directors and hold office until the first directors' meeting after the next annual meeting of stockholders or special meeting in lieu thereof, and thereafter until their successors are chosen and qualified, unless a shorter term is specified in the vote appointing them.

COMMITTEES AND MEETINGS OF THE BOARD

     During the twelve months ended December 28, 1996 (the "Twelve Month Period"), the Board met nine times and acted twice by unanimous written consent. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings held by the Board and Committees of the Board on which he served.

     The Board currently has two committees. The Audit Committee (currently composed of Messrs. Engbers and Levison) reviews the internal accounting procedures of the Company and consults with and reviews the services provided by the Company's independent auditors. The Audit Committee met twice during the Twelve Month Period. The Compensation Committee (currently composed of Messrs. Engbers and Levison) makes general policy decisions relating to compensation and benefits for the Company's employees, including decisions with respect to compensation for the Company's executive officers, and administers the 1993 Stock Option Plan and 1993 Employee Stock Purchase Plan. The Compensation Committee met six times during the Twelve Month Period and acted three times by unanimous written consent.

                REMUNERATION OF EXECUTIVE OFFICERS AND DIRECTORS

DIRECTORS' COMPENSATION

     Each Outside Director of the Company has served without cash compensation but has been reimbursed, upon request, for expenses incurred in attending Board meetings. Beginning with fiscal 1997, each Outside

Director will receive an annual retainer of $10,000 and, in addition, will receive a fee of $1,000 for each meeting of the Board of Directors attended. Directors who are employees of the Company are not paid any separate fees for serving as directors.

     Under the 1993 Stock Option Plan, Outside Directors of the Company receive automatic formula stock option grants. The terms of the automatic stock option grants that will be made to Outside Directors under the 1993 Stock Option Plan at and after the Annual Meeting if Proposal Three and Proposal Four are adopted are described above. See "Proposal Four -- Amendment To The 1993 Stock Option Plan To Alter The Formula Stock Option Grants To Outside Directors" and "Interest Of Certain Persons In Matters To Be Acted Upon." Mr. Engbers and Mr. Levison, the Company's current Outside Directors, each has previously received automatic stock option grants under the 1993 Stock Option Plan to purchase an aggregate of 36,000 shares of Common Stock at exercise prices ranging from $3.25 to $9.00 per share. Such options are now fully vested.

EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning the compensation for services rendered in all capacities to the Company for the Twelve Month Period and the fiscal years ended June 29, 1996 ("fiscal 1996") and June 24, 1995 ("fiscal 1995") of (i) those persons who served as the Chief Executive Officer of the Company during the Twelve Month Period and (ii) the other executive officers of the Company serving on December 28, 1996 whose salary and bonus for the Twelve Month Period exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                   COMPENSATION
                                                                                      AWARDS
                                                         ANNUAL COMPENSATION       ------------
                                                        ----------------------      SECURITIES         ALL OTHER
          NAME AND                                      SALARY(2)     BONUS(3)      UNDERLYING      COMPENSATION(5)
     PRINCIPAL POSITION              PERIOD(1)             ($)          ($)        OPTIONS(4)(#)          ($)
----------------------------    --------------------    ---------     --------     ------------     ---------------
Gordon R. Cooke.............    Twelve Month Period     $ 300,020     $225,006         75,000          $ 145,493
  President and Chief           Fiscal 1996               150,010      135,000        175,000             49,620
  Executive Officer             Fiscal 1995                    --           --             --                 --
Samuel L. Shanaman..........    Twelve Month Period       155,002       46,501         30,000                358
  Executive Vice President,     Fiscal 1996               155,002            0         30,000                120
  Chief Operating Officer       Fiscal 1995               150,749            0         25,000                582
  and Chief Financial
  Officer
John J. Hayes(6)............    Twelve Month Period       127,591       26,249         70,000                 60
  Executive Vice President      Fiscal 1996                18,172            0         70,000                  0
  of Marketing                  Fiscal 1995                    --           --             --                 --
Stephanie B. Noble..........    Twelve Month Period       138,372       22,502         30,000                293
  Senior Vice President --      Fiscal 1996               127,493            0         30,000                120
  Nicole Summers............    Fiscal 1995               115,268            0              0                217
Olga L. Conley..............    Twelve Month Period        88,499       15,001         38,000                364
  Vice President of Finance     Fiscal 1996                80,096            0         18,000                120
  and Treasurer                 Fiscal 1997                76,306            0              0                366

---------------

(1) Amounts reported for the Twelve Month Period include amounts for the last six months of fiscal 1996, which are also included in amounts reported for fiscal 1996.

(2) For the Twelve Month Period, fiscal 1996 and fiscal 1995, includes amounts deferred by the named individuals pursuant to the Company's 401(k) Plan and Trust. Amounts shown do not include amounts expended by the Company pursuant to plans (including group disability, life and health) that do not discriminate in scope, terms or operation in favor of officers and directors and are generally available to all salaried employees.

(3) Amounts reported for each period include amounts earned with respect to that period but paid in the subsequent period.

(4) During the Twelve Month Period, fiscal 1996 and fiscal 1995, the Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts to any of the executive officers.

(5) The amounts reported include the following insurance premiums paid by the Company with respect to term life insurance for the benefit of the named individuals during the Twelve Month Period, fiscal 1996 and fiscal 1995, respectively: Mr. Cooke, $110, $120 and $0; Mr. Shanaman, $120, $120 and $120; Mr. Hayes, $60, $0 and $0; Ms. Noble, $120, $120 and $120; Ms. Conley,
    $120, $120 and $120. The amounts reported also include the following Company matching contributions pursuant to the Company's 401(k) Plan and Trust for the Twelve Month Period, fiscal 1996 and fiscal 1995, respectively, for the benefit of the named individuals: Mr. Cooke, $475, $0 and $0; Mr. Shanaman, $238, $0 and $462; Mr. Hayes, $0, $0 and $0; Ms. Noble, $173, $0 and $97;
    and, Ms. Conley, $244, $0 and $246. The amount reported for the Twelve Month Period and fiscal 1996 for Mr. Cooke includes $144,908 and $49,500, respectively, for relocation and other expenses.

(6) Mr. Hayes joined the Company in May 1996.

OPTION GRANTS

     The following table sets forth certain information regarding stock options granted during the Twelve Month Period by the Company to the individuals named in the Summary Compensation Table:

                    OPTION GRANTS IN THE TWELVE MONTH PERIOD

                                                      INDIVIDUAL GRANTS                             POTENTIAL
                                 -----------------------------------------------------------       REALIZABLE
                                                      PERCENT OF                                VALUE AT ASSUMED
                                                        TOTAL                                    ANNUAL RATES OF
                                                       OPTIONS                                     STOCK PRICE
                                     NUMBER OF        GRANTED TO    EXERCISE                    APPRECIATION FOR
                                 SHARES UNDERLYING   EMPLOYEES IN   PRICE PER                    OPTION TERM(2)
                                      OPTIONS        TWELVE MONTH     SHARE      EXPIRATION    -------------------
             NAME                  GRANTED(#)(1)        PERIOD       ($/SH)         DATE        5%($)      10%($)
-------------------------------  -----------------   ------------   ---------    -----------   -------    --------
Gordon R. Cooke................        75,000(3)         22.8%       $2.0625        12/26/02   $62,973    $146,755
Samuel L. Shanaman.............        30,000(4)          9.1%        2.25          02/15/03    27,479      64,038
John J. Hayes..................        70,000(5)         21.2%        4.25          05/16/03   121,112     282,243
Stephanie B. Noble.............        30,000(4)          9.1%        2.25          02/15/03    27,479      64,038
Olga L. Conley.................        18,000(6)          5.5%        5.00          06/06/03    36,639      85,385
                                       20,000(7)          6.0%        3.25          11/29/03    26,462      61,667

---------------

(1) All of these options were granted under the 1993 Stock Option Plan. These options are exercisable during the holder's lifetime only by the holder, and by the holder only while the holder is an employee of the Company, and for certain limited periods of time thereafter in the event of retirement, death or termination of employment other than for cause. In addition, in the event of death of the option holder while an employee of the Company and before expiration of the option, these options vest in full.

(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of share price appreciation set by the Securities and Exchange Commission of five percent and ten percent compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, are dependent on the performance of the Common Stock and the date on which the option is exercised. There can be no assurance that the amounts reflected will be achieved.

(3) This option vests as to 25% of the shares which may be purchased thereunder on December 26, 1996 and as to the remainder of such shares in 36 equal installments on the 26th day of each month from January, 1997 through December, 1999.

(4) These options vest as to 20% of the shares which may be purchased thereunder on February 15, 1997 and as to the remainder of such shares in 48 equal installments on the 15th day of each month from March, 1997 through February, 2001.

(5) This option vests as to 20% of the shares which may be purchased thereunder on May 16, 1997 and as to the remainder of such shares in 48 equal installments on the 16th day of each month from June, 1997 through May, 2001.

(6) This option vests as to 20% of the shares which may be purchased thereunder on June 6, 1997 and as to the remainder of such shares in 48 equal installments on the 6th day of each month from July, 1997 through June, 2001.

(7) This option vests as to 20% of the shares which may be purchased thereunder on November 29, 1997 and as to the remainder of such shares in 48 equal installments on the 29th day of each month from December, 1997 through November, 2001.

OPTION EXERCISES AND DECEMBER 28, 1996 VALUES

     The following table sets forth certain information concerning the number and value of stock options exercised by each of the individuals named in the Summary Compensation Table during the Twelve Month Period and of unexercised stock options held by each of such individuals on December 28, 1996:

  AGGREGATED OPTION EXERCISES DURING TWELVE MONTH PERIOD AND DECEMBER 28, 1996

                                                                                                      VALUE OF UNEXERCISED
                                                                    NUMBER OF UNEXERCISED             IN-THE-MONEY OPTIONS
                                                                       OPTIONS HELD AT                       HELD AT
                               SHARES                              DECEMBER 28, 1996(#)(2)         DECEMBER 28, 1996($)(2)(3)
                             ACQUIRED ON         VALUE          -----------------------------     -----------------------------
                             EXERCISE(#)     REALIZED($)(1)     EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
                             -----------     --------------     -----------     -------------     -----------     -------------
Gordon R. Cooke                      0          $      0           43,750          131,250         $  58,203           $174,609
Samuel L. Shanaman                   0                 0          154,831           43,332           261,988             37,500
John J. Hayes                        0                 0                0           70,000                 0                  0
Stephanie B. Noble              23,416            83,428           24,543           30,000            44,914             37,500
Olga L. Conley                       0                 0            9,375           40,625            17,156              9,804

---------------

(1) Value is based on the last sales price of the Common Stock on the exercise date, as reported by the Nasdaq National Market, less the applicable option exercise price.

(2) Subsequent to December 28, 1996, the Compensation Committee amended the terms of outstanding options granted to the Company's executive officers under the 1993 Stock Option Plan to, among other things, provide for monthly vesting beginning in the first month after the first anniversary of option grant. The information set forth in the table reflects these amendments.

(3) Value is based on the last sales price of the Common Stock before the end of the Twelve Month Period ($3.50 per share on December 27, 1996), as reported by the Nasdaq National Market, less the applicable option exercise price.

CERTAIN EMPLOYMENT AND SEVERANCE ARRANGEMENTS

     In connection with the hiring of Gordon R. Cooke as President and Chief Executive Officer of the Company in December 1995, Mr. Cooke and the Company entered into an employment agreement which, among other things, set Mr. Cooke's base salary at the rate of $300,000 per annum and provided for certain cash bonus payments and option grants for fiscal 1996 and for the payment or reimbursement by the Company of certain relocation expenses. In addition, the agreement provides that if Mr. Cooke's employment is terminated by the Company other than for just cause (as defined in the agreement), the Company will make severance payments to Mr. Cooke in an aggregate amount equal to Mr. Cooke's annual base salary at the time of termination, payable at the same time and in the same amounts as such base salary would have been paid.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors is composed of independent, non-employee directors. The Committee currently consists of Messrs. Engbers and Levison, who were the only members of the Committee during the Twelve Month Period.

BENEFIT PLANS

  1993 Incentive and Nonqualified Stock Option Plan

     In August 1993, the Company's Board of Directors adopted and the Company's stockholders approved the 1993 Stock Option Plan. At the 1994 Annual Meeting of Stockholders, the stockholders of the Company approved an amendment to the 1993 Stock Option Plan to increase the number of shares of Common Stock that may be issued pursuant to options granted thereunder from 200,000 to 300,000. At a Special Meeting of Stockholders held on April 25, 1996, the Company's stockholders adopted an additional amendment to the 1993 Stock Option Plan to increase the number of shares of Common Stock that may be issued pursuant to options granted thereunder to 700,000. The Board of Directors of the Company has adopted an additional amendment to the 1993 Stock Option Plan to increase the number of shares of Common Stock that may be issued pursuant to options granted thereunder to 1,200,000, effective only if the amendment is approved by the stockholders of the Company. See "Proposal Three -- Amendment To The 1993 Stock Option Plan To Increase The Number Of Shares Of Common Stock That May Be Issued Pursuant To Options Granted Thereunder."

     The 1993 Stock Option Plan authorizes (i) the grant of options to purchase Common Stock intended to qualify as incentive stock options ("Incentive Options"), as defined in Section 422 of the Code, and (ii) the grant of options that do not so qualify ("Nonqualified Options"). The exercise price of Incentive Options granted under the 1993 Stock Option Plan must be at least equal to the fair market value of the Common Stock on the date of grant. The exercise price of Incentive Options granted to an optionee who owns stock possessing more than 10% of the voting power of the Company's outstanding capital stock must equal at least 110% of the fair market value of the Common Stock on the date of grant. The exercise price of Nonqualified Options granted under the 1993 Stock Option Plan must not be less than 85% of the fair market value of the Common Stock on the grant date.

     The 1993 Stock Option Plan is administered by the Compensation Committee of the Board of Directors. Except for certain non-discretionary option grants to Outside Directors described below, the Compensation Committee selects the individuals to whom options are granted and determines the option exercise price and other terms of each award, subject to the provisions of the 1993 Stock Option Plan. Incentive Options may be granted under the 1993 Stock Option Plan to employees, including officers and directors who are also employees. As of April 3, 1997, approximately 280 employees were eligible to participate in the 1993 Stock Option Plan. Nonqualified Options may be granted under the 1993 Stock Option Plan to employees, officers, individuals providing services to the Company and directors, whether or not they are employees of the Company.

     No options may extend for more than ten years from the date of grant (five years in the case of an optionee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary ("greater-than-ten-percent-stockholders")). The aggregate fair market value (determined at the time of grant) of shares issuable pursuant to Incentive Options which first become exercisable by an employee or officer in any calendar year may not exceed $100,000. In no event may any person be granted options under the 1993 Stock Option Plan in any calendar year to purchase more than 100,000 shares of Common Stock.

     Options are non-transferable except by will or by the laws of descent or distribution and are exercisable, during the optionee's lifetime, only by the optionee. Options generally may not be exercised after (i) termination of the optionee's employment by the Company for cause, (ii) thirty days after termination of the optionee's employment by the Company without cause or by the optionee voluntarily, (iii) ninety days following the optionee's retirement from the Company in good standing by reason of age or disability under the then established rules of the Company, and (iv) one year following an optionee's death if the optionee's death occurs prior to termination of the optionee's employment with the Company.

     Payment of the exercise price of the shares subject to the option may be made with (i) cash or check for an amount equal to the option price for such shares, (ii) with the consent of the Compensation Committee, shares of Common Stock having a fair market value equal to the option price of such shares, (iii) with the consent of the Compensation Committee, delivery of such documentation as the Compensation Committee and the broker, if applicable, will require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the option price, (iv) with the consent of the Compensation Committee, such other consideration which is acceptable to the Compensation Committee and has a fair market value equal to the option price of such shares, or (v) with the consent of the Compensation Committee, a combination of the foregoing.

     Under the 1993 Stock Option Plan, Outside Directors of the Company receive automatic formula stock option grants. The terms of the automatic stock option grants that will be made to Outside Directors under the 1993 Stock Option Plan at and after the Annual Meeting if Proposal Three and Proposal Four are adopted are described above. See "Proposal Four -- Amendment To The 1993 Stock Option Plan To Alter The Formula Stock Option Grants To Outside Directors" and "Interest Of Certain Persons In Matters To Be Acted Upon." Mr. Engbers and Mr. Levison, the Company's current Outside Directors, each has previously received automatic formula stock option grants under the 1993 Stock Option Plan to purchase an aggregate of 36,000 shares of Common Stock at exercise prices ranging from $3.25 to $9.00 per share. Such options are now fully vested.

     At April 3, 1997 655,682 shares were issuable upon exercise of outstanding options granted under the 1993 Stock Option Plan and 1,818 shares had been purchased upon exercises of options granted thereunder. In November 1993, the Company filed a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Securities Act") to register the original 200,000 shares of the Company's Common Stock that may be issued pursuant to options granted under the 1993 Stock Option Plan. In November 1994, the Company filed a registration statement on Form S-8 under the Securities Act to register an additional 100,000 shares of the Company's Common Stock that may be issued pursuant to options granted under the 1993 Stock Option Plan. In May 1996, the Company filed a registration statement on Form S-8 under the Securities Act to register an additional 400,000 shares of the Company's Common Stock that may be issued pursuant to options granted under the 1993 Stock Option Plan. The Company intends to file, as soon as practicable, a Registration Statement covering the additional 500,000 shares of Common Stock that will be issuable under the 1993 Stock Option Plan if Proposal Three is approved by the stockholders of the Company.

  New Plan Benefits

     Except as set forth below, the proposed amendments to the 1993 Stock Option Plan will not affect the manner in which the number of options to be received by or allocated to participants in the 1993 Stock Option Plan are determined nor would the proposed amendments, if they had been effective during fiscal 1996, have affected the determination of such amounts in fiscal 1996. Except as set forth below, the Company is unable to determine the dollar value and number of options which will be received by or allocated to (i) any of the Company's executive officers, (ii) the Company's current executive officers, as a group,
(iii) the Company's current directors who are not executive officers, as a group, and (iv) the Company's employees who are not executive officers, as a group, as a result of the proposed amendments because, except for the automatic non-discretionary formula stock option grants to Outside Directors described above, options are granted by the Compensation Committee of the Board of Directors on a discretionary basis.

     The following table sets forth information concerning the benefit that will be received by or allocated to the persons specified, assuming that Proposals Three and Four are approved:

                                                                                       NUMBER OF
                                                                    DOLLAR       SECURITIES UNDERLYING
                       NAME AND POSITION                           VALUE($)         OPTIONS GRANTED
----------------------------------------------------------------   ---------     ---------------------
William E. Engbers..............................................    (1)                   5,000(2)(3)
Director
Walter J. Levison...............................................    (1)                   5,000(2)(3)
Director
Executive Officers (as a group).................................     0                        0
Directors who are not executive officers (as a group)...........    (1)                  58,000(3)(4)
All employees who are not executive officers (as a group).......     0                        0

---------------
(1) The dollar value of the options to be granted is not determinable at this time. Each such option will be granted at an exercise price equal to the fair market value of the Common Stock on the date of option grant (determined in accordance with the terms of the 1993 Stock Option Plan).

(2) Represents shares of Common Stock issuable pursuant to Nonqualified Options to be granted to Mr. Engbers and Mr. Levison pursuant to automatic formula stock option grants under the 1993 Stock Option Plan, as amended, at the time of the Annual Meeting.

(3) Does not include shares of Common Stock issuable pursuant to Nonqualified Options that would automatically be granted to Outside Directors under the 1993 Stock Option Plan, as amended, in connection with future annual meetings or special meetings in lieu thereof.

(4) Represents shares of Common Stock issuable pursuant to Nonqualified Options to be granted to Mr. Engbers, Mr. Levison, Mr. Litle and Ms. Owades pursuant to formula stock option grants under the 1993 Stock Option Plan, as amended, at the time of the Annual Meeting. Does not include shares of Common Stock issuable pursuant to options which may be granted after the Annual Meeting to Outside Directors upon their joining the Board of Directors pursuant to formula stock option grants under the 1993 Stock Option Plan, as amended.

  Amendment of 1993 Stock Option Plan

     The Company's Board of Directors may modify, revise or terminate the 1993 Stock Option Plan at any time and from time to time, except that (i) the class of persons eligible to receive options and the aggregate number of shares issuable pursuant to the 1993 Stock Option Plan may not be changed or increased (other than pursuant to certain changes in the Company's capital structure) without the consent of the stockholders of the Company and (ii) the provisions of the 1993 Stock Option Plan relating to formula stock option grants to Outside Directors may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

FEDERAL INCOME TAX INFORMATION WITH RESPECT TO THE 1993 STOCK OPTION PLAN

     The grantee of a Nonqualified Option recognizes no income for federal income tax purposes on the grant thereof. On the exercise of a Nonqualified Option, the difference between the fair market value of the underlying shares of Common Stock on the exercise date and the option exercise price is treated as compensation to the holder of the option taxable as ordinary income in the year of exercise, and such fair market value becomes the basis for the underlying shares which will be used in computing any capital gain or loss upon disposition of such shares. Subject to certain limitations, the Company may deduct for the year of exercise an amount equal to the amount recognized by the option holder as ordinary income upon exercise of a Nonqualified Option.

     The grantee of an Incentive Option recognizes no income for federal income tax purposes on the grant thereof. Except as provided below with respect to the alternative minimum tax, there is no tax upon exercise of an Incentive Option. If no disposition of shares acquired upon exercise of the Incentive Option is made by the option holder within two years from the date of the grant of the Incentive Option or within one year after exercise of the Incentive Option, any gain realized by the option holder on the subsequent sale of such shares is treated as a long-term capital gain for federal income tax purposes. If the shares are sold prior to the expiration of such periods, the difference between the lesser of the value of the shares at the date of exercise or at the date of sale and the exercise price of the Incentive Option is treated as compensation to the employee taxable as ordinary income and the excess gain, if any, is treated as capital gain (which will be long-term capital gain if the shares are held for more than one year).

     The excess of the fair market value of the underlying shares over the option price at the time of exercise of an Incentive Option will constitute an item of tax preference for purposes of the alternative minimum tax. Taxpayers who incur the alternative minimum tax are allowed a credit which may be carried forward indefinitely to be used as a credit against the regular tax liability in a later year; however, the minimum tax credit can not reduce the regular tax below the alternative minimum tax for that carryover year.

     In connection with the sale of the shares covered by Incentive Options, the Company is allowed a deduction for tax purposes only to the extent, and at the time, the option holder receives ordinary income (for example, by reason of the sale of shares by the holder of an Incentive Option within two years of the date of the granting of the Incentive Option or one year after the exercise of the Incentive Option), subject to certain limitations on the deductibility of compensation paid to executives.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Compensation Policy

     The Company's compensation package for its executive officers has three principal components: (1) base salary; (2) bonus; and (3) stock options. The Company's executive officers are also eligible to participate in other employee benefit plans on substantially the same terms as other employees who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under these Company plans.

     Base salary levels for the Company's executive officers are intended to be fair and competitive in the Company's industry. Base salaries for executive officers are reviewed annually, and any adjustments are based on such factors as individual performance, change in responsibilities and market-based comparisons with other comparable companies.

     Bonuses for the Company's executive officers under the Company's bonus plan are based on a percentage of base salary and conditioned on the Company's ability to achieve its financial plan and/or the executive officer's ability to achieve individual performance goals. Assigned bonus percentages vary depending on the Compensation Committee's view of the importance of the executive officer's contribution to the Company's ability to achieve its financial plan. In addition, new executive officers sometimes receive hiring bonuses or guaranteed bonuses in connection with their initial hiring.

     Stock option awards are intended to provide the Company's executive officers with longer term incentives that align their interests with those of the Company's stockholders more generally. The Compensation Committee granted additional stock options to all of the Company's current executive officers during the Twelve Month Period.

  Chief Executive Officer Compensation

     Mr. Cooke's base salary during the Twelve Month Period was at the rate of $300,000 per annum. He was paid a signing bonus in January, 1996 of $35,000, and received a guaranteed bonus for fiscal 1996 of $100,000. Mr. Cooke was eligible to receive a bonus for the six months ended December 28, 1996 of up to 30% of his annual base salary, conditioned solely upon the Company's ability to achieve its financial plan for the period. The Company achieved its financial plan for the period, and as a result Mr. Cooke received a bonus of $90,006. The Company also paid or reimbursed Mr. Cooke for certain expenses and provided him with the use of an automobile. During the Twelve Month Period, Mr. Cooke was granted an option to purchase 75,000 shares of Common Stock at $2.0625 per share, the closing price per share on the Nasdaq National Market on

January 2, 1996, the date of option grant. This option vests as to 25% of the shares which may be purchased thereunder on December 26, 1996 and as to the remainder of such shares in 36 equal installments on the last day of each month from January, 1997 through December, 1999 and expires on December 26, 2002. Under the terms of an employment agreement executed in connection with the initial hiring of Mr. Cooke in December 1995, Mr. Cooke is entitled to severance payments equal to his annual base salary in the event his employment is terminated by the Company without just cause, as defined in the employment agreement.

                                        SUBMITTED BY THE COMPENSATION
                                        COMMITTEE OF THE BOARD OF DIRECTORS

                                        William E. Engbers
                                        Walter J. Levison (Chairman)

PERFORMANCE GRAPH

     The following Performance Graph compares the performance of the Company's cumulative stockholder return with that of two broad market indexes, the Nasdaq Stock Market Index for U.S. Companies and the Russell 2000 Index, and a peer group composed of companies selected on a line-of-business basis and consisting of Blair Corporation, Damark International Incorporated, Gander Mountain Incorporated, Geerlings & Wade Incorporated, Hanover Direct Incorporated, Lands End Incorporated, Lillian Vernon Corporation, Right Start Incorporated, Spiegel Inc. and Williams Sonoma, Inc. The return for each issuer in the peer group is weighted according to the issuer's stock market capitalization.

     The cumulative stockholder return for shares of the Company's Common Stock is calculated assuming $100 was invested on November 2, 1993, the date on which the Company's Common Stock commenced trading on the Nasdaq National Market. The cumulative stockholder returns for the market indexes and the peer group are calculated assuming $100 was invested on October 31, 1993. The Company paid no cash dividends during the periods shown. The performance of the market indexes and the peer group is shown on a total return (dividends reinvested) basis.

                COMPARISON OF 37 MONTH CUMULATIVE TOTAL RETURN*
       AMONG DM MANAGEMENT COMPANY, THE NASDAQ STOCK MARKET -- US INDEX,
                    THE RUSSELL 2000 INDEX AND A PEER GROUP

     MEASUREMENT PERIOD              DM                              NASDAQ
   (FISCAL YEAR COVERED)       MANAGEMENT COMPANY   PEER GROUP   STOCK MARKET-US    RUSSELL 2000
NOV-02-93                           100              100              100              100
JUN-94                              100               90               91               93
JUN-95                               38               80              122              112
JUN-96                               49               83              156              139
DEC-96                               38               90              170              147

* $100 INVESTED ON 11/02/93 IN STOCK OR
 ON 10/31/93 IN INDEX -
 INCLUDING REINVESTMENT OF DIVIDENDS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     At the close of business on April 3, 1997, there were issued and outstanding 4,534,157 shares of Common Stock entitled to cast 4,534,157 votes. On April 3, 1997, the closing price of the Company's Common Stock as reported by the Nasdaq National Market was $7.125 per share.

PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of April 3, 1997 by (i) each person known by the Company to own beneficially more than five percent of the Common Stock as of such date, (ii) each current director of the Company, (iii) each nominee for director of the Company, (iv) each current executive officer of the Company, (v) all current executive officers and directors of the Company as a group and (vi) each person who served as an executive officer or director of the Company during the Twelve Month Period:

                                                                        SHARES BENEFICIALLY
                                                                             OWNED(1)
                                                                       ---------------------
                                  NAME                                   NUMBER      PERCENT
    -----------------------------------------------------------------  ----------    -------
    Allstate Insurance Company and affiliates........................   1,752,404      38.6%
    Allstate Plaza South G5D
      Northbrook, IL 60062
    David E. Brown...................................................           0         *
    Olga L. Conley(2)................................................      13,168         *
    Gordon R. Cooke(3)...............................................      62,380       1.4%
    William E. Engbers(4)............................................      36,100         *
    John J. Hayes(5).................................................      22,700         *
    Patricia C. Lee(6)...............................................       4,634         *
    Walter J. Levison(7).............................................      58,204       1.3%
    Thomas J. Litle..................................................           0         *
    Carol A. Maher(8)................................................       8,896         *
    Stephanie B. Noble(9)............................................      47,959       1.1%
    Ruth M. Owades...................................................           0         *
    Patricia Selander(10)............................................      16,500         *
    Samuel L. Shanaman(11)...........................................     180,919       3.9%
    All current directors and executive officers as group
      (11 persons)(2)(3)(4)(5)(6)(7)(8)(9)(10)(11)...................     451,460       9.2%

---------------

  * Less than one percent.

 (1) The persons named in this table have sole voting and investment power with respect to the shares listed, except as otherwise indicated. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.

 (2) Includes 12,000 shares issuable upon the exercise of outstanding stock options currently exercisable or exercisable within sixty days following April 3, 1997.

 (3) Includes 61,980 shares issuable upon the exercise of outstanding stock options currently exercisable or exercisable within sixty days following April 3, 1997. Also includes 400 shares held by Mr. Cooke's daughters.

 (4) Includes 100 shares held by Mr. Engbers' wife. Mr. Engbers disclaims beneficial ownership of the shares held by his wife. Also includes 36,000 shares issuable upon exercise of outstanding stock options held by Mr. Engbers currently exercisable or exercisable within sixty days following April 3, 1997. Does not include 1,752,404 shares held by Allstate. Mr. Engbers, a director of the Company, is Director, Venture Capital of Allstate. Mr. Engbers disclaims beneficial ownership of the shares held by Allstate.

 (5) Includes 14,000 shares issuable upon the exercise of an outstanding stock option currently exercisable or exercisable within sixty days following April 3, 1997.

 (6) Includes 2,682 shares issuable upon the exercise of an outstanding stock option currently exercisable or exercisable within sixty days following April 3, 1997.

 (7) Includes 36,000 shares issuable upon exercise of outstanding stock options currently exercisable or exercisable within sixty days following April 3, 1997

 (8) Includes 8,000 shares issuable upon exercise of an outstanding stock option currently exercisable or exercisable within sixty days following April 3, 1997.

 (9) Includes 32,043 shares issuable upon exercise of outstanding stock options currently exercisable or exercisable within sixty days following April 3, 1997.

(10) Includes 16,500 shares issuable upon exercise of outstanding stock options currently exercisable or exercisable within sixty days following April 3, 1997.

(11) Includes 164,414 shares issuable upon exercise of outstanding stock options currently exercisable or exercisable within sixty days following April 3, 1997. Also includes 2,000 shares held in trust for Mr. Shanaman's wife. Mr. Shanaman disclaims beneficial ownership of the shares held in trust for his wife.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater-than-10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon review of Forms 3 and 4 and amendments thereto furnished to the Company during the Twelve Month Period and Form 5 and amendments thereto furnished to the Company with respect to the Twelve Month Period, or written representations that Form 5 was not required, the Company believes that all
Section 16(a) filing requirements applicable to its officers, directors and greater-than-10% stockholders were fulfilled in a timely manner except as previously reported, and except for a Form 4 filing for Ms. Noble, which was made approximately two months late, and a Form 4 filing for Mr. Shanaman, which was made approximately one month late.

                        INFORMATION CONCERNING AUDITORS

     The accounting firm of Coopers & Lybrand L.L.P., which has served as the Company's principal independent accountants continuously since the Company's formation, was selected by the Board to continue in that capacity for fiscal 1997. A representative of Coopers & Lybrand L.L.P. is expected to be present at the Annual Meeting. This representative will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions presented at the Annual Meeting.

                                  SOLICITATION

     No compensation will be paid by any person in connection with the solicitation of proxies. Brokers, banks and other nominees will be reimbursed for their out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of the Common Stock. In addition to the solicitation by mail, special solicitation of proxies may, in certain instances, be made personally or by telephone by directors, officers and certain employees of the Company. It is expected that the expense of such special solicitation will be nominal. All expenses incurred in connection with this solicitation will be borne by the Company.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in the proxy materials related to the 1997 Annual Meeting of Stockholders or Special Meeting in lieu thereof must be received by the Company at its Executive Offices no later than December 11, 1997.

                                 MISCELLANEOUS

     The Board does not intend to present to the Annual Meeting any business other than the proposals listed herein, and the Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any other business which may be properly presented for action at the Annual Meeting. If any other business should come before the Annual Meeting, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with their judgment.

                             AVAILABLE INFORMATION

     Stockholders of record on April 3, 1997 will receive a Proxy Statement and the Company's 1996 Annual Report on Form 10-K (excluding exhibits), which contains detailed financial information concerning the Company. The Company will mail, without charge, an additional copy of the Company's Annual Report on Form 10-K (excluding exhibits) to any stockholder entitled to receive this Proxy Statement who requests it in writing. Please submit any such written request to Olga L. Conley, Vice President of Finance, DM Management Company, 25 Recreation Park Drive, Suite 200, Hingham, Massachusetts 02043.

                                                                      APPENDIX A
                             DM MANAGEMENT COMPANY

               1993 INCENTIVE AND NONQUALIFIED STOCK OPTION PLAN

SECTION 1.  PURPOSE

     This Amended and Restated 1993 Incentive and Nonqualified Stock Option Plan (the "Plan") of DM Management Company (the "Company"), is designed to provide additional incentive to executives and other key employees of the Company, and any parent or subsidiary of the Company, and for certain other individuals providing services to or acting as directors of the Company or any such parent or subsidiary. The Company intends that this purpose will be effected by the granting of incentive stock options ("Incentive Stock Options") as defined in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonqualified stock options ("Nonqualified Options") under the Plan which afford such executives, key employees or other individuals an opportunity to acquire or increase their proprietary interest in the Company through the acquisition of shares of its Common Stock. The Company intends that Incentive Stock Options issued under the Plan will qualify as "incentive stock options" as defined in
Section 422 of the Code and the terms of the Plan shall be interpreted in accordance with this intention. The terms "parent" and "subsidiary" shall have the respective meanings set forth in Section 424 of the Code.

SECTION 2.  ADMINISTRATION

     2.1 The Committee. The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Board") or another committee consisting of at least two members of the Company's Board (in either case, the "Committee"). None of the members of the Committee shall be an officer or other employee of the Company. It is the intention of the Company that the Plan shall be administered by "disinterested persons" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 and by "outside directors" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder, but the authority and validity of any act taken or not taken by the Committee shall not be affected if any person administering the Plan is not a "disinterested person" or "outside director." Except as specifically reserved to the Board under the terms of the Plan, the Committee shall have full and final authority to operate, manage and administer the Plan on behalf of the Company. Action by the Committee shall require the affirmative vote of a majority of all members thereof.

     2.2 Powers of the Committee. Subject to the terms and conditions of the Plan, the Committee shall have the power:

          (a) To determine from time to time the persons eligible to receive options and the options to be granted to such persons under the Plan and to prescribe the terms, conditions, restrictions, if any, and provisions (which need not be identical) of each option granted under the Plan to such persons;

          (b) To construe and interpret the Plan and options granted thereunder and to establish, amend, and revoke rules and regulations for administration of the Plan. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in the Plan, or in any option agreement, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and optionees;

          (c) To make, in its sole discretion, changes to any outstanding option granted under the Plan, including:

             (i) to reduce the exercise price, (ii) to accelerate the vesting schedule or (iii) to extend the expiration date; and

          (d) Generally, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Company with respect to the Plan.

SECTION 3.  STOCK

     3.1 Stock to be Issued. The stock subject to the options granted under the Plan shall be shares of the Company's authorized but unissued common stock, $.01 par value (the "Common Stock"), or shares of the Company's Common Stock held in treasury. The total number of shares that may be issued pursuant to options granted under the Plan shall not exceed an aggregate of 1,200,000 shares of Common Stock; provided, however, that the class and aggregate number of shares which may be subject to options granted under the Plan shall be subject to adjustment as provided in Section 8 hereof.

     3.2 Expiration, Cancellation or Termination of Option. Whenever any outstanding option under the Plan expires, is cancelled or is otherwise terminated (other than by exercise), the shares of Common Stock allocable to the unexercised portion of such option may again be the subject of options under the Plan.

     3.3 Limitation on Grants. In no event may any person be granted options under the Plan in any calendar year to purchase more than 100,000 shares of Common Stock. The number of shares of Common Stock issuable pursuant to an option granted under the Plan that is subsequently forfeited, cancelled or otherwise terminated shall continue to count toward the foregoing limitation in the calendar year of grant. In addition, for purposes of applying the foregoing limitation, if the exercise price of an option granted under the Plan is subsequently reduced, the transaction shall be deemed a cancellation of the original option and the grant of a new one.

SECTION 4.  ELIGIBILITY

     4.1 Persons Eligible. Incentive Stock Options under the Plan may be granted only to officers and other employees of the Company or any parent or subsidiary of the Company. Nonqualified Options may be granted to officers or other employees of the Company or any parent or subsidiary of the Company, and to members of the Board and consultants or other persons who render services to the Company or any such parent or subsidiary (regardless of whether they are also employees), provided, however, that options may be granted to members of the Board who are not employees of the Company or any such parent or subsidiary ("Outside Directors") only as provided in Section 4.4.

     4.2 Greater-Than-Ten-Percent Stockholders. Except as may otherwise be permitted by the Code or other applicable law or regulation, no Incentive Stock Option shall be granted to an individual who, at the time the option is granted, owns (including ownership attributed pursuant to Section 425 of the Code) more than ten percent of the total combined voting power of all classes of stock of the Company or any parent or subsidiary (a "greater-than-ten-percent stockholder"), unless such Incentive Stock Option provides that (i) the purchase price per share shall not be less than one hundred ten percent of the fair market value of the Common Stock at the time such option is granted, and (ii) that such option shall not be exercisable to any extent after the expiration of five years from the date it is granted.

     4.3 Maximum Aggregate Fair Market Value. The aggregate fair market value (determined at the time the option is granted) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under the Plan and any other plans of the Company or any parent or subsidiary for the issuance of incentive stock options) shall not exceed $100,000 (or such greater amount as may from time to time be permitted with respect to incentive stock options by the Code or any other applicable law or regulation).

     4.4 Option Grants to Outside Directors.

          (a) Grant of Options.

             (i) Each Outside Director serving on the Board immediately before the meeting of the Company's shareholders at which this Section 4.4 in this form is approved (the "Approval Meeting") has previously been granted Nonqualified Options to purchase an aggregate of 36,000 shares of Common Stock automatically under this Section 4.4 in the form that was in effect prior to the Approval Meeting.

             (ii) Each Outside Director first joining the Board at the Approval Meeting or thereafter shall automatically be granted, on the date such person first becomes a member of the Board, a Nonqualified Option to purchase 24,000 shares of Common Stock. Such Nonqualified Option shall be immediately vested and exercisable as to one-third of such shares and shall vest and become exercisable as to the remaining two-thirds of such shares cumulatively in two equal annual installments on the first and second anniversaries of the date the option was granted, provided that the option holder continues to be a member of the Board on such anniversary. Notwithstanding the foregoing, in the event that a Qualified Sale (as hereinafter defined) occurs before the expiration date of such Nonqualified Option, and immediately prior to the closing of such Qualified Sale the option holder is a director of the Company, then immediately prior to such closing such Nonqualified Option shall become exercisable as to a number of shares subject to such Nonqualified Option, up to 100%, equal to two times the number of shares as to which such Nonqualified Option otherwise would have been exercisable immediately prior to such closing. A Qualified Sale shall mean the sale of all or substantially all of the assets or issued and outstanding capital stock of the Company, or a merger or consolidation involving the Company in which the stockholders of the Company immediately before such merger or consolidation do not own immediately after such merger or consolidation capital stock or other equity interests of the surviving corporation or entity representing more than fifty percent in voting power of the capital stock or other equity interests of such surviving corporation or entity outstanding immediately after such merger of consolidation.

             (iii) On the date of each annual meeting of the Company's stockholders or special meeting in lieu thereof beginning with the Approval Meeting, each Outside Director who has served for at least six months and continues to serve at that meeting shall automatically be granted a Nonqualified Option to purchase 5,000 shares of Common Stock. Such Nonqualified Option shall be immediately vested in full.

          (b) Purchase Price. The purchase price per share of Common Stock under each Nonqualified Option granted pursuant to this Section 4.4 shall be equal to the fair market value of the Common Stock on the date the Nonqualified Option is granted, such fair market value to be determined in accordance with the provisions of Section 6.3.

          (c) Expiration. Each Nonqualified Option that has been granted to an Outside Director as described in Section 4.4(a)(i) expires on the fifth anniversary of the date of grant. Each Nonqualified Option granted to an Outside Director under Section 4.4(a)(ii) or (iii) shall expire on the seventh anniversary of the date of grant.

SECTION 5.  TERMINATION OF EMPLOYMENT OR DEATH OF OPTIONEE

     5.1 Termination of Employment. Except as may be otherwise expressly provided herein, options shall terminate on the earlier of:

          (a) the date of expiration thereof;

          (b) immediately upon the termination of the optionee's employment with or performance of services for the Company (or any parent or subsidiary of the Company) by the Company (or any such parent or subsidiary) for cause (as determined by the Company or such parent or subsidiary); or

          (c) thirty days after the date of termination of the optionee's employment with or performance of services for the Company (or any parent or subsidiary of the Company) by the Company (or any such parent or subsidiary) without cause or voluntarily by the optionee;

provided, that Nonqualified Options granted to persons who are not employees of the Company (or any parent or subsidiary of the Company) need not, unless the Committee determines otherwise, be subject to the provisions set forth in clauses (b) and (c) above.

     An employment relationship between the Company (or any parent or subsidiary of the Company) and the optionee shall be deemed to exist during any period in which the optionee is employed by the Company

(or any such parent or subsidiary). Whether authorized leave of absence, or absence on military or government service, shall constitute termination of the employment relationship between the Company (or any parent or subsidiary of the Company) and the optionee shall be determined by the Committee at the time thereof.

     As used herein, "cause" shall mean (x) any material breach by the optionee of any agreement to which the optionee and the Company (or any parent or subsidiary of the Company) are both parties, (y) any act or omission to act by the optionee which may have a material and adverse effect on the business of the Company (or any such parent or subsidiary) or on the optionee's ability to perform services for the Company (or any such parent or subsidiary), including, without limitation, the commission of any crime (other than ordinary traffic violations), or (z) any material misconduct or material neglect of duties by the optionee in connection with the business or affairs of the Company (or any such parent or subsidiary) or any affiliate of the Company (or any such parent or subsidiary).

     5.2 Death or Retirement of Optionee. In the event of the death of the holder of an option that is subject to clause (b) or (c) of Section 5.1 above prior to termination of the optionee's employment with or performance of services for the Company (or any parent or subsidiary of the Company) and before the date of expiration of such option, such option shall terminate on the earlier of such date of expiration or one year following the date of such death. After the death of the optionee, his executors, administrators or any person or persons to whom his option may be transferred by will or by the laws of descent and distribution, shall have the right, at any time prior to such termination, to exercise the option to the extent the optionee was entitled to exercise such option at the time of his death.

     If, before the date of the expiration of an option that is subject to clause (b) or (c) of Section 5.1 above, the optionee shall be retired in good standing from the Company for reasons of age or disability under the then established rules of the Company, the option shall terminate on the earlier of such date of expiration or ninety (90) days after the date of such retirement. In the event of such retirement, the optionee shall have the right prior to the termination of such option to exercise the option to the extent to which he was entitled to exercise such option immediately prior to such retirement.

SECTION 6.  TERMS OF THE OPTION AGREEMENTS

     Each option agreement shall be in writing and shall contain such terms, conditions, restrictions, if any, and provisions as the Committee shall from time to time deem appropriate. Such provisions or conditions may include without limitation restrictions on transfer, repurchase rights, or such other provisions as shall be determined by the Committee; provided that such additional provisions shall not be inconsistent with any other term or condition of the Plan and such additional provisions shall not cause any Incentive Stock Option granted under the Plan to fail to qualify as an incentive option within the meaning of Section 422 of the Code. The shares of stock issuable upon exercise of an option by any executive officer, director or beneficial owner of more than ten percent of the Common Stock of the Company may not be sold or transferred (except that such shares may be issued upon exercise of such option) by such officer, director or beneficial owner for a period of six months following the grant of such option.

     Option agreements need not be identical, but each option agreement by appropriate language shall include the substance of all of the following provisions:

     6.1 Expiration of Option. Notwithstanding any other provision of the Plan or of any option agreement, each option shall expire on the date specified in the option agreement, which date shall not, in the case of an Incentive Stock Option, be later than the tenth anniversary (fifth anniversary in the case of a greater-than-ten-percent stockholder) of the date on which the option was granted, or as specified in Section 5 of this Plan.

     6.2 Exercise. Each option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify upon granting the option.

     6.3 Purchase Price. The purchase price per share under each option shall be determined by the Committee at the time the option is granted; provided, however, that the option price of any Incentive Stock Option shall not, unless otherwise permitted by the Code or other applicable law or regulation, be less than the fair market value of the Common Stock on the date the option is granted (110% of the fair market value in the case of a greater-than-ten-percent stockholder) and the option price of any Nonqualified Option shall not be less than 85% of the fair market value of the Common Stock on the date the option is granted. For the purpose of the Plan the fair market value of the Common Stock shall be (i) in the case of the Non-Qualified Options granted to Outside Directors in connection with the Company's initial public offering, the initial public offering price and (ii) in all other cases, the closing price per share on the date of grant of the option as reported by a nationally recognized stock exchange, or, if the Common Stock is not listed on such an exchange, as reported by the National Association of Securities Dealers Automated Quotation System ("Nasdaq") National Market System or, if the Common Stock is not listed on the Nasdaq National Market System, the mean of the bid and asked prices per share on the date of grant of the option or, if the Common Stock is not traded over the counter, the fair market value as determined by the Committee.

     6.4 Transferability of Options. Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him/her.

     6.5 Rights of Optionees. No optionee shall be deemed for any purpose to be the owner of any shares of Common Stock subject to any option unless and until the option shall have been exercised pursuant to the terms thereof, and the Company shall have issued and delivered the shares to the optionee.

     6.6 Repurchase Right. The Committee may in its discretion provide upon the grant of any option hereunder that the Company shall have an option to repurchase upon such terms and conditions as determined by the Committee all or any number of shares purchased upon exercise of such option. The repurchase price per share payable by the Company shall be such amount or be determined by such formula as is fixed by the Committee at the time the option for the shares subject to repurchase is granted. In the event the Committee shall grant options subject to the Company's repurchase option, the certificates representing the shares purchased pursuant to such option shall carry a legend satisfactory to counsel for the Company referring to the Company's repurchase option.

     6.7 "Lockup" Agreement. The Committee may in its discretion specify upon granting an option that the optionee shall agree for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company (upon request of the Company or the underwriters managing any underwritten offering of the Company's securities), not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any shares issued pursuant to the exercise of such option, without the prior written consent of the Company or such underwriters, as the case may be.

SECTION 7.  METHOD OF EXERCISE; PAYMENT OF PURCHASE PRICE

     7.1 Method of Exercise. Any option granted under the Plan may be exercised by the optionee by delivering to the Company on any business day a written notice specifying the number of shares of Common Stock the optionee then desires to purchase and specifying the address to which the certificates for such shares are to be mailed (the "Notice"), accompanied by payment for such shares.

     7.2 Payment of Purchase Price. Payment for the shares of Common Stock purchased pursuant to the exercise of an option shall be made either by (i) cash or check equal to the option price for the number of shares specified in the Notice, or (ii) with the consent of the Committee, other shares of Common Stock which (a) either have been owned by the optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (b) have a fair market value on the date of surrender not greater than the aggregate option price of the shares as to which such option shall be exercised, (iii) with the consent of the Committee, delivery of such documentation as the Committee and the broker, if applicable, shall require to effect an exercise of the option and delivery to the Company of the sale or loan proceeds required to pay the option price, (iv) with the consent of the Committee, such other consideration which is acceptable to the Committee and which has a fair market value equal to the option price of such shares, or (v) with the consent of the Committee, a combination of (i), (ii) (iii), (iv) and/or
(v). For the
purpose of the preceding sentence, the fair market value per share of Common Stock so delivered to the Company shall be determined in the manner specified in
Section 6.3. As promptly as practicable after receipt of the Notice and accompanying payment, the Company shall deliver to the optionee certificates for the number of shares with respect to which such option has been so exercised, issued in the optionee's name; provided, however, that such delivery shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to the optionee, at the address specified in the Notice.

SECTION 8.  CHANGES IN COMPANY'S CAPITAL STRUCTURE

     8.1 Rights of Company. The existence of outstanding options shall not affect in any way the right or power of the Company or its stockholders to make or authorize, without limitation, any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of Common Stock, or any issue of bonds, debentures, preferred or prior preference stock or other capital stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     8.2 Recapitalization, Stock Splits and Dividends. If the Company shall effect a subdivision or consolidation of shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction of the number of shares of the Common Stock outstanding, in any such case without receiving compensation therefor in money, services or property, then (i) the number, class, and price per share of shares of stock subject to outstanding options hereunder shall be appropriately adjusted in such a manner as to entitle an optionee to receive upon exercise of an option, for the same aggregate cash consideration, the same total number and class of shares as he would have received as a result of the event requiring the adjustment had he exercised his option in full immediately prior to such event; and (ii) the number and class of shares set forth in Sections 3.1, 3.3 and 4.4 shall be adjusted by substituting therefor that number and class of shares of stock that the owner of an equal number of outstanding shares of Common Stock would own as the result of the event requiring the adjustment.

     8.3 Merger without Change of Control. After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which (i) the Company shall be the surviving corporation, and (ii) the stockholders of the Company immediately prior to such merger or consolidation own after such merger or consolidation shares representing at least fifty percent of the voting power of the Company, each holder of an outstanding option shall, at no additional cost, be entitled upon exercise of such option to receive in lieu of the number of shares as to which such option shall then be so exercisable, the number and class of shares of stock or other securities to which such holder would have been entitled pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of Common Stock equal to the number of shares for which such option was exercisable.

     8.4 Sale or Merger with Change of Control. If the Company is merged into or consolidated with another corporation under circumstances where the Company is not the surviving corporation, or if there is a merger or consolidation where the Company is the surviving corporation but the stockholders of the Company immediately prior to such merger or consolidation do not own after such merger or consolidation shares representing at least fifty percent of the voting power of the Company, or if the Company is liquidated, or sells or otherwise disposes of substantially all of its assets to another corporation while unexercised options remain outstanding under the Plan, (i) subject to the provisions of clause (iii) below, after the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, each holder of an outstanding option shall be entitled, upon exercise of such option, to receive, in lieu of shares of Common Stock, shares of such stock or other securities, cash or property as the holders of shares of Common Stock received pursuant to the terms of the merger, consolidation, liquidation, sale or disposition; (ii) the Committee may accelerate the time for exercise of all unexercised and unexpired options to and after a date prior to the effective date of such merger, consolidation, liquidation, sale or disposition, as the case may be, specified by the Committee; or (iii) all outstanding options may be cancelled by the Committee as of the effective date of any such merger, consolidation, liquidation, sale or disposition provided that (x) notice of such cancellation shall be given to each holder of an option and (y) each holder of an option shall have the right to exercise such option to the extent that the same is then exercisable or, if the Committee shall have accelerated the time for exercise of all unexercised and unexpired options, in full during the 30-day period preceding the effective date of such merger, consolidation, liquidation, sale or disposition.

     8.5 Adjustments to Common Stock Subject to Options. Except as hereinbefore expressly provided, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding options.

     8.6 Miscellaneous. Adjustments under this Section 8 shall be determined by the Committee, and such determinations shall be conclusive. No fractional shares of Common Stock shall be issued under the Plan on account of any adjustment specified above.

SECTION 9.  GENERAL RESTRICTIONS

     9.1 Investment Representations. The Company may require any person to whom an option is granted, as a condition of exercising such option, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Common Stock subject to the option for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

     9.2 Compliance with Securities Laws. The Company shall not be required to sell or issue any shares under any option if the issuance of such shares shall constitute a violation by the optionee or by the Company of any provisions of any law or regulation of any governmental authority. In addition, in connection with the Securities Act of 1933, as now in effect or hereafter amended (the "Act"), upon exercise of any option, the Company shall not be required to issue such shares unless the Committee has received evidence satisfactory to it to the effect that the holder of such option will not transfer such shares except pursuant to a registration statement in effect under such Act or unless an opinion of counsel satisfactory to the Company has been received by the Company to the effect that such registration is not required. Any determination in this connection by the Committee shall be final, binding and conclusive. In the event the shares issuable on exercise of an option are not registered under the Act, the Company may imprint upon any certificate representing shares so issued the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Act and with applicable state securities laws:

        The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel satisfactory to the Corporation, in form and substance satisfactory to the Corporation, that registration is not required for such sale or transfer.

     The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Act; and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall not be obligated to take any other affirmative action in order to cause the exercise of an option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

     9.3 Employment Obligation. The granting of any option shall not impose upon the Company (or any parent or subsidiary of the Company) any obligation to employ or continue to employ any optionee; and the right of the Company (or any such parent or subsidiary) to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an option has been granted to him/her.

     9.4 Withholding Tax. Whenever under the Plan shares of Common Stock are to be delivered upon exercise of an option, the Company shall be entitled to require as a condition of delivery that the optionee remit an amount sufficient to satisfy all federal, state and other governmental withholding tax requirements related thereto.

SECTION 10.  AMENDMENT OR TERMINATION OF THE PLAN

     The Board of Directors may modify, revise or terminate this Plan at any time and from time to time, except that (i) the class of persons eligible to receive options and the aggregate number of shares issuable pursuant to this Plan shall not be changed or increased, other than by operation of Section 8 hereof, without the consent of the stockholders of the Company and (ii) the provisions of Section 4.4 shall not be amended more than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act, or the rules thereunder.

SECTION 11.  NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board of Directors nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

SECTION 12.  EFFECTIVE DATE AND DURATION OF PLAN

     The Plan shall become effective upon its adoption by the Board of Directors provided that the stockholders of the Company shall have approved the Plan within twelve months prior to or following the adoption of the Plan by the Board. No option may be granted under the Plan after the tenth anniversary of the effective date. The Plan shall terminate (i) when the total amount of Common Stock with respect to which options may be granted shall have been issued upon the exercise of options or (ii) by action of the Board of Directors pursuant to
Section 10 hereof, whichever shall first occur.

                                * * * * * * * *

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
                                                       DM MANAGEMENT COMPANY

                       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DM MANAGEMENT COMPANY

                   A STOCKHOLDER WISHING TO VOTE IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS
                            NEED ONLY SIGN AND DATE THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

                              Proxy for the Annual Meeting of Stockholders to be held on May 8, 1997

The undersigned stockholder of DM Management Company (the "Company"), revoking all prior proxies, hereby appoints Gordon R. Cooke,
Samuel L. Shanaman and Olga L. Conley, or any of them acting singly, proxies, with full power of substitution, to vote all shares of capital stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts on Thursday, May 8, 1997, beginning at 10:00
a.m., local time, and at any adjournments thereof, upon matters set forth in the Notice of Annual Meeting dated April 10, 1997 and the related Proxy Statement, copies of which have been received by the undersigned, and in their discretion upon any other business that may properly come before the meeting or any adjournments thereof. Attendance of the undersigned at the meeting or any adjourned session thereof will not be deemed to revoke this proxy unless the undersigned shall affirmatively indicate the intention to vote the shares represented hereby in person prior to the exercise of this proxy.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN WITH RESPECT TO ONE OR MORE OF THE
PROPOSALS SET FORTH ON THE REVERSE SIDE OF THIS CARD, WILL BE VOTED FOR SUCH PROPOSAL OR PROPOSALS.

      -----------------------------------------------------------------------------------------------------------------------
                        PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
      -----------------------------------------------------------------------------------------------------------------------
 Please sign exactly as your name(s) appear(s) on stock certificate. If stockholder is a corporation, please sign in full corporate name by president or other authorized officer and, if a partnership, please sign full partnership name by an authorized person.
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HAS YOUR ADDRESS CHANGED?                                        DO YOU HAVE ANY COMMENTS?

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


  [X] PLEASE MARK VOTES
      AS IN THIS EXAMPLE
                                                                                                               For  Against  Abstain
                                                               1. To fix the number of directors that shall    [ ]    [ ]      [ ]
                                                                  constitute the whole Board of Directors of
                                                                  the Company at six.
      -----------------------
       DM MANAGEMENT COMPANY                                   2. To elect all of the following as Directors
      -----------------------                                     of the Company.

                                                                           CLASS A: WILLIAM E. ENGBERS      For All  With-   For All
                                                                                    SAMUEL L. SHANAMAN     Nominees  hold    Except
                                                                           CLASS B: RUTH M. OWADES             [ ]    [ ]      [ ]
                                                                           CLASS C: THOMAS J. LITTLE

       RECORD DATE SHARES:                                        If you wish to withhold your shares from one of the nominees, mark the "For All Except" box and strike a line through the nominee's(s') name(s). Your shares will be voted for the
                                                                  remaining nominee(s).

                                                                                                               For  Against  Abstain
                                                               3. To amend the 1993 Incentive and Nonqualified [ ]    [ ]      [ ]
                                                                  Stock Option Plan to increase the number of
                                                                  shares of Common Stock that may be issued
                                                                  pursuant to options granted thereunder from
                                                                  700,000 to 1,200,000.

                                                               4. To amend the 1993 Incentive and Nonqualified [ ]    [ ]      [ ]
                                                                  Stock Option Plan further to alter the
                                                                  formula stock option grants thereunder to
                                                                  non-employee directors of the Company.

                                                                  Please promptly date and sign this proxy and mail it in the enclosed envelope to ensure representation of your shares. No postage need be affixed if mailed in the United States.
                                               --------------
  Please be sure to sign and date this Proxy   Date               Mark box at right if an address change or comment has been   [ ]
-------------------------------------------------------------     noted on the reverse side of this card.


-----Stockholder sign here-------------Co-owner sign here----
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  DETACH CARD                                                                                                            DETACH CARD

                                                       DM MANAGEMENT COMPANY

          Dear Stockholder:

          Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

          Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

          Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

          Your vote must be received prior to the Annual Meeting of Stockholders, May 8, 1997.

          Thank you in advance for your prompt consideration of these matters.

          Sincerely,

          DM Management Company

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